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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March __, 2001

IMPAC SECURED ASSETS CORP. (as company under a Pooling and Servicing Agreement, dated as of March 1, 2001, providing for, inter alia, the issuance of Mortgage Pass-Through Certificates, Series 2001-2)


                           Impac Secured Assets Corp.
                           --------------------------
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                  333-53986                  33-071-5871
        ----------                  ---------                  -----------
(State or Other Jurisdiction       (Commission              (I.R.S. Employer
of Incorporation)                  File Number)             Identification No.)


1401 Dove Street
Newport Beach, California                                       92660
-------------------------                                     ---------
(Address of Principal                                         (Zip Code)
Executive Offices)

Registrant's telephone number, including area code, is (949) 475-3600


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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

                  For a description of the Certificates and the Mortgage Pool, refer to the Pooling and Servicing Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits:



               ITEM 601(a) OF
               REGULATION S-K
EXHIBIT NO.    EXHIBIT NO.             DESCRIPTION
-----------    -----------             -----------
     1              99                 Computational Materials-- Computational
                                       Materials (as defined in Item 5) that
                                       have been provided by the Underwriter to certain prospective purchasers of the
                                       Impac Secured Assets Corp. Mortgage
                                       Pass-Through Certificates, Series 2001-2
                                       (filed in paper pursuant to the automatic
                                       SEC exemption pursuant to Release
                                       33-7427, August 7, 1997)

Item 5.  Other Events.
         ------------

         On or about March 29, 2001, the Registrant will cause the issuance and sale of approximately $250,071,320 initial principal amount of Mortgage Pass-Through Certificates, Series 2001-2 (collectively, the "Certificates") pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2000, among the Registrant, Impac Funding Corporation, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee.

         In connection with the sale of the Series 2001-2, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-IO, Class M-1, Class M-2 and Class B Certificates (the "Underwritten Certificates"), the Registrant has been advised by Credit Suisse First Boston Corporation (the "Underwriter"), that the Underwriter has furnished to prospective investors certain yield tables and other computational materials (the "Computational Materials") with respect to the Underwritten Certificates following the effective date of Registration Statement No. 333-53986, which Computational Materials are being filed as exhibits to this report.

         The Computational Materials have been provided by the Underwriter. The information in the Computational Materials is preliminary and may be superseded by the Prospectus Supplement relating to the Underwritten Certificates and by any other information subsequently filed with the Securities and Exchange Commission.

         The Computational Materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

         In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Certificates (the "Mortgage Loans") may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Underwritten Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Certificates.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 IMPAC SECURED ASSETS CORP.


                                 By:  /s/ Richard J. Johnson
                                    ------------------------
                                 Name:    Richard J. Johnson
                                 Title:   Chief Financial Officer and Secretary


Dated:  March 28, 2001

                                  EXHIBIT INDEX


                 Item 601 (a) of        Sequentially
Exhibit          Regulation S-K         Numbered
Number           Exhibit No.            Description               Page
------           -----------            -----------               ----

1                    99                 Computational Materials   Filed Manually